                                                                    EXHIBIT 99.1

             TECHNICAL OLYMPIC USA REPORTS EARNINGS FROM CONTINUING
          OPERATIONS BEFORE MERGER AND UNUSUAL CHARGES OF $21.5 MILLION
                             FOR THE SECOND QUARTER

FOR IMMEDIATE RELEASE:     August 13, 2002

Hollywood, Florida - Technical Olympic USA, Inc. (Nasdaq: TOUS) today reported second quarter earnings from continuing operations before merger and unusual charges of $21.5 million, or $0.77 per share. That compared to $24.3 million or $0.87 per share for the corresponding quarter of the prior year. The Company recorded severance and merger related charges of $6.5 million (after tax) related to the merger on June 25, 2002 of Engle Holdings Corp. and Newmark Homes Corp. In addition, the Company recorded a loss on early extinguishment of debt of $3.4 million (after tax), associated with its repayment of the majority of its prior borrowings from the proceeds generated from the Company's previously announced high yield notes offering which was also completed on June 25, 2002. As a result, income from continuing operations for the quarter ended June 30, 2002 was $11.6 million, or $0.41 per share, compared to $23.1 million, or $0.83 per share for the corresponding quarter in 2001.

For the six months ended June 30, 2002, earnings from continuing operations before merger and unusual charges totaled $39.4 million, or $1.41 per share, compared to $42.3 million, or $1.52 per share for the six months ended June 30, 2001.

Technical Olympic USA, Inc. was formed on June 25, 2002 via the merger of Engle Holdings Corp. and Newmark Homes Corp. (Nasdaq: NHCH). This merger was accounted for in a manner similar to a pooling of interests due to both entities being under the common control of Technical Olympic, Inc. (TOI). As a result of the merger, TOI increased its ownership interest in Technical Olympic USA to 91.75%. In accordance with generally accepted accounting principles, historical comparisons represent pooled results of the two former companies.

HOMEBUILDING

For the three months ended June 30, 2002, the Company generated Homebuilding revenues of $354.1 million as compared to $359.2 million for the three months ended June 30, 2001. For the six months ended June 30, 2002, the Company generated Homebuilding revenues of $657.4 million as compared to $669.4 million for the six months ended June 30, 2001. The decline in revenues of $5.1 million, or 1.4% for the three months ended June 30, 2002 and $12.0 million, or 1.8% for the six months ended June 30, 2002 is primarily attributable to the decrease in sales of land during the 2002 periods as compared to the corresponding periods during 2001. During the three months and six months ended June 30, 2002, sales of land decreased to $2.0 million and $3.3 million, respectively as compared to $9.7 million and $11.0 million during the three and six months ended June 30, 2001.

For the three months ended June 30, 2002, revenue from the sale of homes increased to $352.1 million from $349.5 million. This increase was primarily attributable to the increase in the Company's average selling price to $268,000 during the three months ended June 30, 2002 from $260,000 during the three months ended June 30, 2001. This increase in average selling price was primarily attributable to a change in product mix and the change in mix of homes closed in the Company's regions. The increase in average selling price was offset by the decline in the number of homes closed during the three months ended June 30, 2002 as compared to the corresponding period in the prior year. During the three months ended June 30, 2002, the Company closed 1,315 homes as compared to 1,342 home closings for the three months ended June 30, 2001. This decline in closings is primarily a result of the decline in the number of communities that the Company was actively marketing. At June 30, 2002, the Company was actively marketing in 127 communities as compared to 150 at June 30, 2001.

As a result of the decline in revenue from home sales during the first quarter of 2002 as compared to the prior year, revenue from home sales for the six months ended June 30, 2002 declined to $654.1 million from $658.3 million for the corresponding period in 2001. This decrease is attributable to the decline in the number of homes closed to 2,461 for the six months ended June 30, 2002 as compared to 2,568 for the corresponding period in 2001. This decline in closings was offset by an increase in average selling price to $266,000 for the six months ended June 30, 2002 from $256,000 for the six months ended June 30, 2001.

Homebuilding cost of sales decreased to $282.1 million and $523.8 million, during the three and six months ended June 30, 2002 from $285.2 million and $534.7 million during the three and six months ended June 30, 2001. This decrease is primarily attributable to the decline in the sale of land.

For the three and six months ended June 30, 2002, gross margin on revenue from home sales was 20.4%, which is consistent with the 20.9% and 20.3% gross margins generated for the three and six months ended June 30, 2001.

Selling, general & administrative ("SG&A") expenses increased to $41.9 million and $79.6 million for the three and six months ended June 30, 2002 from $37.9 and $72.8 million for the three and six months ended June 30, 2001. As a percentage of revenues from home sales, SG&A increased to 11.9% and 12.2% for the three and six months ended June 30, 2002 from 10.8% and 11.1% for the three and six months ended June 30, 2001. The increase in comparing 2002 periods to 2001 periods is primarily attributable to increases in compensation, information technology, insurance and legal expenses.

FINANCIAL SERVICES

Our Financial Services businesses generally provide mortgage financing, title insurance and closing services for both our homebuyers and others. During the three and six months ended June 30, 2002, Financial Services generated pretax income of $4.4 million and $8.1 million as compared to $3.6 million and $6.0 million for the three and six months ended June 30, 2001. This increase is primarily attributable to the increase in the capture ratio of closings and an improvement in the margin. During the three months ended June 30, 2002, Financial Services pretax income as a percent of Financial Services revenue increased to 46.6% from 45.5% for the three months ended June 30, 2001. For the six months ended June 30, 2002, the margin improved to 45.2% from 42.0% during the corresponding period in the prior year.

                                    * * * * *

Technical Olympic USA, Inc. designs, builds, and markets single-family residences, town-homes, patio homes and condominiums in eleven metropolitan markets located in four geographic regions: Florida, Texas, the West and the Mid-Atlantic. As of June 30, 2002, Technical Olympic USA was actively marketing in 127 communities and had 2,394 homes under contract in backlog. Technical Olympic USA is also engaged in residential land acquisition and lot development and at June 30, 2002, Technical Olympic owned, or had under option contracts, 15,985 lots available for future home building.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of known and unknown risks and uncertainties including, but not limited to: increases in interest rates; business conditions; growth in the home-building industry; investment real estate; the economy in general; competitive factors; the cost of building materials; and the risk factors detailed in the Company's Registration Statement on Form S-1 (SEC File No. 333-4221), and all other factors set forth in the Company's most recent Form 10-K.

                           TECHNICAL OLYMPIC USA, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (unaudited)

                                                               SIX MONTHS ENDED JUNE 30,         THREE MONTHS ENDED JUNE 30,
                                                               2002               2001               2002               2001
                                                          --------------     --------------     --------------     --------------
HOMEBUILDING:
Revenues:
   Homes sales                                            $      654,086     $      658,328     $      352,107     $      349,522
   Land/lot sales                                                  3,342             11,035              2,033              9,672
                                                          --------------     --------------     --------------     --------------
                                                                 657,428            669,363            354,140            359,194
Cost of sales:
    Home sales                                                   520,728            524,967            280,228            276,539
    Land/lot sales                                                 3,045              9,756              1,861              8,685
                                                          --------------     --------------     --------------     --------------
                                                                 523,773            534,723            282,089            285,224
                                                          --------------     --------------     --------------     --------------
Gross profit                                                     133,655            134,640             72,051             73,970
Selling, general and administrative expenses                      79,612             72,834             41,897             37,909
Depreciation and amortization                                      3,241              4,415              1,609              2,132
Severance and merger related expenses                             24,467              1,864             10,639              1,864
Loss on early extinguishment of debt                               5,411                 --              5,411                 --
Other income, net                                                 (3,332)            (3,051)            (1,790)              (580)
                                                          --------------     --------------     --------------     --------------
Homebuilding pretax income                                        24,256             58,578             14,285             32,645

FINANCIAL SERVICES:
Revenues                                                          17,947             14,217              9,423              7,822
Expenses                                                           9,837              8,249              5,035              4,263
                                                          --------------     --------------     --------------     --------------
Financial Services pretax income                                   8,110              5,968              4,388              3,559
                                                          --------------     --------------     --------------     --------------

Income from continuing operations before income
    taxes                                                         32,366             64,546             18,673             36,204
Income tax expense                                                11,877             23,451              7,110             13,137
                                                          --------------     --------------     --------------     --------------
Income from continuing operations                                 20,489             41,095             11,563             23,067

Discontinued operations:
    Income from discontinued operations                            7,922              2,302              6,895                392
    Income tax expense (benefit)                                   2,959                526              2,572               (205)
                                                          --------------     --------------     --------------     --------------
    Income from discontinued operations, net of
      taxes                                                        4,963              1,776              4,323                597
                                                          --------------     --------------     --------------     --------------
Net income                                                $       25,452     $       42,871     $       15,886     $       23,664
                                                          ==============     ==============     ==============     ==============

EARNINGS PER COMMON SHARE (BASIC AND DILUTED):
    From continuing operations                            $         0.73     $         1.47     $         0.41     $         0.83
    From discontinued operations                                    0.18               0.06               0.16               0.02
                                                          --------------     --------------     --------------     --------------
    Net income                                            $         0.91     $         1.53     $         0.57     $         0.85
                                                          ==============     ==============     ==============     ==============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
    OUTSTANDING:
    Basic and diluted                                         27,878,787         27,878,787         27,878,787         27,878,787
                                                          ==============     ==============     ==============     ==============

SELECTED FINANCIAL AND OPERATING DATA:
Earnings before interest, taxes, depreciation and
  amortization (EBITDA)                                   $       50,435     $       86,807     $       27,642     $       47,423
Gross margin on home sales                                          20.4%              20.3%              20.4%              20.9%
Ratio of SG&A expenses to revenues from home sales                  12.2%              11.1%              11.9%              10.8%
Ratio of Homebuilding pretax income to revenues
  from home sales                                                    3.7%               8.9%               4.1%               9.3%
Total active communities at period end                               127                150                 --                 --
Homes closed                                                       2,461              2,568              1,315              1,342
Average sales price per home closed                       $          266     $          256     $          268     $          260

SELECTED FINANCIAL DATA BEFORE MERGER AND
  UNUSUAL CHARGES:
EBITDA                                                    $       80,313      $      88,671     $       43,692     $       49,287
Homebuilding pretax income                                $       54,134      $      60,442     $       30,335     $       34,509
Ratio of Homebuilding pretax income to
  revenues from home sales                                           8.3%               9.2%               8.6%               9.9%

                           TECHNICAL OLYMPIC USA, INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (unaudited)

                                                                      JUNE 30,     DECEMBER 31,
                                                                        2002          2001
                                                                    ------------   ------------
                                  ASSETS
HOMEBUILDING:
Cash and cash equivalents:
   Unrestricted                                                     $     79,312   $     67,206
   Restricted                                                             40,020          7,738
Inventory                                                                654,381        645,986
Property and equipment, net                                               13,578         10,694
Other assets                                                              35,569         10,897
Goodwill, net                                                             57,726         57,726
Westbrooke assets held for sale                                               --        117,160
                                                                    ------------   ------------
                                                                         880,586        917,407
FINANCIAL SERVICES:
Cash and cash equivalents:
   Unrestricted                                                            4,416          7,930
   Restricted                                                             17,166         19,605
Mortgage loans held for sale                                              32,034         50,933
Other assets                                                               3,380          3,295
                                                                    ------------   ------------
                                                                          56,996         81,763
                                                                    ------------   ------------
Total assets                                                        $    937,582   $    999,170
                                                                    ============   ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
HOMEBUILDING:
Accounts payable and other liabilities                              $     88,478   $     56,295
Customer deposits                                                         25,268         25,674
Consolidated land bank obligations                                        30,066         30,022
Homebuilding borrowings                                                  367,405        308,697
Westbrooke liabilities associated with assets held for sale                   --         71,800
                                                                    ------------   ------------
                                                                         511,217        492,488
FINANCIAL SERVICES:
Accounts payable and other liabilities                                    15,856         18,828
Financial services borrowings                                             26,371         38,689
                                                                    ------------   ------------
                                                                          42,227         57,517
                                                                    ------------   ------------
Total liabilities                                                        553,444        550,005

Minority interest                                                         25,542         35,795

Commitments and contingencies                                                 --             --

Stockholders' equity:
Common stock -- $.01 par value; 67,000,000 shares
   authorized and 27,878,787 shares issued and outstanding                   279            279
Additional paid-in capital                                               322,400        322,400
Retained earnings                                                         35,917         90,691
                                                                    ------------   ------------
Total stockholders' equity                                               358,596        413,370
                                                                    ------------   ------------
Total liabilities and stockholders' equity                          $    937,582   $    999,170
                                                                    ============   ============